                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                 SCHEDULE 14A
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           THE FAIRCHILD CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                           THE FAIRCHILD CORPORATION
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
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[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
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

[LOGO] Fairchild

                           THE FAIRCHILD CORPORATION
                             45025 Aviation Drive
                                   Suite 400
                             Dulles, VA 20166-7516

                               -----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               -----------------

Date:    Thursday, November 21, 2002

Time:    10:00 a.m.

Place:   Dulles Airport Marriott
         45020 Aviation Drive
         Dulles, Virginia

Matters to be voted on:

    1. Election of nine directors.

    2. Approval of a performance goal for incentive compensation for the President.

    3. Approval of a performance goal for incentive compensation for the Chief Executive Officer.

    4. Any other matters properly brought before the shareholders at the meeting.

                                          By Order of the Board of Directors

                                          /s/ Donald E. Miller
                                          Donald E. Miller
                                          Executive Vice President & Secretary

October 23, 2002

                                   CONTENTS

                                                                                             Page

General Information About Voting                                                                1

Proposal No. 1:  Election of directors                                                          3

   General Information About the Nominees                                                       3

   Information As to Executive Officers                                                         8

   Section 16(a) Beneficial Ownership Reporting Compliance                                      9

   Executive Compensation                                                                      10

       Table:  Summary Compensation                                                            10

       Table:  Options Granted                                                                 12

       Table:  Option Exercises and Year-End Value                                             12

   Employment Agreements and Change of Control Arrangements                                    13

   Pension and Retirement Benefits                                                             16

   Report of the Compensation and Stock Option Committee                                       18

   Report of the Audit Committee                                                               21

   Stock Performance Graph                                                                     22

   Stock Ownership                                                                             23

   Certain Transactions                                                                        25

Proposal No. 2:  Approval of a Performance Goal for Incentive Compensation for the President   26

Proposal No. 3:  Approval of a Performance Goal for Incentive Compensation for the Chief
  Executive Officer                                                                            28

Relationship with Independent Accountants                                                      30

Shareholder Proposals                                                                          31

Annual Report                                                                                  31

Appendix 1:  Charter Of The Audit Committee

[LOGO] Fairchild
                                PROXY STATEMENT

   Your vote at the annual meeting is important to us. Please vote your shares of common stock by completing the enclosed proxy card and returning it to us in the enclosed envelope. This proxy statement has information about the annual meeting and was prepared by the Company's management for the board of directors. This proxy statement was first mailed to shareholders on or about October 23, 2002.

                       GENERAL INFORMATION ABOUT VOTING
Who can vote?

   Only shareholders of record holding Class A common stock or Class B common stock as of the close of business on October 1, 2002, will be entitled to receive notice of the annual meeting and to vote at the meeting.

   On October 1, 2002, there were 22,541,021 shares of Class A common stock and 2,621,502 shares of Class B common stock outstanding and eligible to vote. Shares of common stock owned by the Company or any subsidiary are not entitled to vote, and are not included in the number of outstanding shares. Class A shares are entitled to one vote per share; Class B shares are entitled to 10 votes per share.

How do I vote by proxy?

   Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the annual meeting. Sign and date the proxy card and mail it back to us in the enclosed envelope. The proxyholders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on a proposal, the proxyholders will vote for you on that proposal. Unless you instruct otherwise, the proxyholders will vote for each of the nine director nominees and for each of the other proposals to be considered at the meeting.

How do participants in our savings plan vote these shares?

   If you are a participant in our savings plan, the proxy card also will serve as a voting instruction for the trustee of the plan, Putnam Investments, to vote all shares of Class A common stock which are held by the trustee for your benefit. The shares represented by your proxy will be voted as you direct. The trustee will hold your voting directions in strict confidence. If you do not vote your proxy, shares held by the trustee for your benefit will be voted by the trustee in the same proportion as the shares properly voted by other participants in the savings plan.

What if other matters come up at the annual meeting?

   The matters described in this proxy statement are the only matters we know will be voted on at the annual meeting. If other matters are properly presented at the meeting, the proxyholders will vote your shares as they see fit.

May I change my vote after I return my proxy card?

   Yes. At any time before the vote on a proposal, you may change your vote either by giving the Company's secretary a written notice revoking your proxy card or by signing, dating, and returning to us a new proxy card. We will honor the proxy card with the latest date.

May I vote in person at the annual meeting rather than by completing the proxy card?

   Although we encourage you to complete and return the proxy card, to ensure that your vote is counted, you may attend the annual meeting and vote your shares in person.

What do I do if my shares are held in "street name"?

   If your shares are held in the name of your broker, a bank, or other nominee, that party should give you instructions for voting your shares.

How are votes counted?

   We will hold the annual meeting if holders of a majority of the shares of Class A common stock and Class B common stock entitled to vote either sign and return their proxy cards or attend the meeting. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed in the proxy card.

   If your shares are held in the name of a nominee, and you do not tell the nominee how to vote your shares (so-called "broker nonvotes"), the nominee can vote them as it sees fit only on matters that the New York Stock Exchange determines to be routine, and not on any other proposal. Broker nonvotes will be counted as present to determine if a quorum exists, but will not be counted as present and entitled to vote on any nonroutine proposal.

Who pays for this proxy solicitation?

   We do. In addition to sending you these materials, some of our employees may contact you by phone, by mail, or in person. None of these employees will receive any extra compensation for doing this. The Company will also reimburse brokerage houses and others forwarding proxy materials to beneficial owners of stock.

                                PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

   An entire board of directors, consisting of nine members, will be elected at the annual meeting. The directors elected will hold office until their successors are elected, which should occur at the next annual meeting. We recommend a vote "FOR" the nominees presented below.

   Vote Required. The nine nominees receiving the highest number of votes will be elected. Votes withheld for a nominee will not be counted.

   Nominations. At the annual meeting, we will nominate the persons named in this proxy statement as directors. Although we do not know of any reason why one of these nominees might not be able to serve, the board of directors will propose a substitute nominee if any nominee is not available for election.

                    GENERAL INFORMATION ABOUT THE NOMINEES

   All of the nominees are currently directors of the Company. Each has agreed to be named in this proxy statement and to serve as a director if elected. All nominees have been designated as "Continuing Directors" as defined in the Company's Certificate of Incorporation.

   Related party transactions between the Company and certain directors, or their immediate family members or affiliates, are set forth in this proxy statement under the heading "Certain Transactions." Information regarding late filings of stock ownership forms by certain directors is set forth in this proxy statement, under the heading "Section 16(a) Beneficial Ownership Reporting Compliance."

    Name               Age Position
    ----               --- --------
    Melville R. Barlow 73  Director
    Mortimer M. Caplin 86  Director
    Robert E. Edwards  54  Director
    Steven L. Gerard   57  Director
    Harold J. Harris   73  Director
    Daniel Lebard      63  Director
    Herbert S. Richey  80  Director
    Eric I. Steiner    40  President, Chief Operating Officer and Director
    Jeffrey J. Steiner 65  Chairman of the Board and Chief Executive Officer

   Melville R. Barlow.  Director Since 1996.  Consultant to the Company:
September 1995 to June 1996. President of Pilkington Aerospace, Inc. (manufacturer of aircraft transparencies): July 1991 through March 1994. Corporate Vice President of General Dynamics and General Manager of General Dynamics Electronics Division (manufacturer of military aircraft automatic test equipment): June 1984 to March 1991.

   Mortimer M. Caplin. Director Since 1990. Senior member of Caplin & Drysdale (attorneys): 1964 to Present. Director of Presidential Realty Corporation and Danaher Corporation.

   Robert E. Edwards. Director Since 1998. Executive Vice President of Fairchild Fasteners: March 1998 to January 2001. Chief Operating Officer of Fairchild Fasteners U.S. Operations: January 2000 to January 2001. Chief Executive Officer of Fairchild Fasteners Direct: March 1998 to December 1999. President and Chief Executive Officer of Edwards and Lock Management Corporation (predecessor of Fairchild Fasteners Direct): 1983 to 1998. Pursuant to the merger agreement by which the Company acquired Fairchild Fasteners Direct, Mr. Edwards is to be nominated for election as a director every year as long as he continues to own at least 541,258 shares of Class A common stock.

   Steven L. Gerard.   Director Since 1999.  Chief Executive Officer and
Director of Century Business Services, Inc. (provider of integrated business services and products): October 2000 to present. Chairman and Chief Executive Officer of Great Point Capital, Inc. (financial and operating consultants):
1998 to October 2000. Chairman and Chief Executive Officer of Triangle Wire & Cable, Inc. and its successor, Ocean View Capital, Inc., a manufacturer of insulated wire and cable: September 1992 to August 1997. Director of Lennar Corporation, Timco Aviation Sales, Inc. and Joy Global, Inc.

   Harold J. Harris. Director Since 1985. President of Wm. H. Harris, Inc. (retailer): 1955 to Present. Director of Capital Properties Incorporated of Rhode Island.

   Daniel Lebard. Director Since 1996. Chairman of Supervisory Board of Daniel Lebard Management Development SA, a consulting firm in Paris, France, which performs management services: 1982 to Present. Chief Executive Officer of ISPG and Executive Chairman of Albright & Wilson plc (manufacturer of added value phosphate products): 1998 to 2000.

   Herbert S. Richey. Director Since 1977. President of Richey Coal Company (coal properties-brokerage and consulting): 1979 to December 1993.

   Dr. Eric I. Steiner.  Director Since 1988.  President of the Company:
September 1998 to Present. Chief Operating Officer of the Company: November 1996 to Present. President of Fairchild Fasteners: August 1995 to Present. Executive Vice President of the Company: November 1996 to September 1998. Senior Vice President, Operations of the Company: May 1992 to November 1996. Dr. Steiner is the son of Jeffrey J. Steiner.

   Jeffrey J. Steiner. Director Since 1985. Chairman of the Board and Chief Executive Officer of the Company: December 1985 to Present. President of the
Company: July 1991 to September 1998. Director of Franklin Holding Corp., and Global Sources Ltd.

   Beginning in the mid-1990's, articles have appeared in the French press reporting an inquiry by a French magistrate into allegedly improper business transactions involving Elf Acquitaine, a French petroleum company, its former chairman and various third parties, including Maurice Bidermann. In connection with this inquiry, the magistrate has made inquiry into allegedly improper transactions between Mr. Jeffrey Steiner and that petroleum company. In response to the magistrate's request, Mr. Steiner has submitted written statements concerning the transactions and appeared in person, in France, before the magistrate and others. The magistrate has put Mr. Steiner under examination (mise en examen) with respect to these matters and imposed a surety (caution) of ten million French Francs, approximately $1.54 million at the time. The magistrate's principal allegations are that, in 1990, Mr. Steiner improperly received or dealt with others with respect to funds of Elf Acquitaine paid pursuant to a written consulting agreement with Elf Acquitaine, and paid in connection with the sale of a real estate company. The examining magistrate has notified Mr. Steiner that he intends to transmit the dossier to the Republic prosecutor (procureur de la Republique) for his evaluation. However, Mr. Steiner has not been charged; and as of the date of this proxy statement, the Company is not aware of any developments involving Mr. Steiner and these matters, which are adverse to him. The Company has provided the surety for Mr. Steiner and paid his legal expenses ($4.7 million) in connection with these matters, and will continue to do so, in accordance with Delaware law. Mr. Steiner has undertaken to repay us the surety and expenses paid by us on his behalf if it is ultimately detemined that Mr. Steiner was not entitled to indemnification under Delaware law. Delaware law provides that Mr. Steiner would be entitled to indemnification if it is determined that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and had no reasonable cause to believe his conduct was unlawful.

Board Meetings

   The Board held four meetings during fiscal 2002, and acted three times by unanimous written consent. No incumbent director attended less than seventy-five percent of the aggregate number of meetings of the Board and committees on which he served.

Board Committees

   The Board has five standing committees. The following chart describes the function and membership of each standing committee and the number of times it met in fiscal 2002:

                                Audit Committee
                               (Held 4 meetings)

Function                                                                 Members
--------                                                                 -------
.. Is directly responsible for appointment, compensation and oversight of Herbert Richey (Chairman)
  the Company's outside auditors and resolution of disagreements, if     Melville Barlow
  any, between outside auditors and management.                          Mortimer Caplin
                                                                         Steven L. Gerard
.. Receives and responds to complaints (which may be submitted            Harold Harris
  confidentially or anonymously) regarding accounting, internal account controls or auditing matters.

.. Examines and considers (and, where appropriate, pre-approves) matters relating to the internal and external audits of the Company's accounts and its financial affairs.

.. Selects the Company's independent auditors.

.. Functions and responsibilities are described in detail in the Audit
  Committee's written charter, attached to this Proxy Statement.

   The Board of Directors has determined that all members of the Audit Committee are "independent" as defined in the listing standards of the New York Stock Exchange. The Board was advised that a subsidiary of the firm of Century Business Services, Inc., of which Mr. Gerard is the Chief Executive Officer, has been engaged by the Company to do auditing work in connection with the Company's qualified pension and 401(k) plans. However, such services are not provided by Mr. Gerard himself, and charges for such services are less than $60,000 a year. Based on this, the Board has determined that Mr. Gerard is independent of the Company and its management, and that the business relationship with his firm does not affect such independence.

   The Board has adopted a written charter for the Audit Committee. The NYSE requires that a copy of the charter be published at least once every three years. A copy of the Audit Committee's charter is attached as Appendix 1 to this Proxy Statement.

                    Compensation and Stock Option Committee
             (Held 4 meetings and acted 1 time by written consent)

Function                                                           Members
--------                                                           -------
..Initial responsibility for all compensation actions affecting the Daniel Lebard (Chairman)
 Company's officers, including base salaries, bonus awards, stock  Melville Barlow
 option awards and the terms and conditions of their employment    Harold J. Harris
                                                                   Herbert Richey
.. Administers the Company's stock option plan.

                              Executive Committee
                     (took no actions in fiscal year 2002)

Function                                                               Members
--------                                                               -------
.. May consider pertinent matters and exercise all powers of the Board, Jeffrey Steiner (Chairman)
  which by law it may exercise when the Board is not in session.       Mortimer Caplin
                                                                       Herbert Richey
                                                                       Eric Steiner

                   Corporate Ethics and Compliance Committee
                               (Held 1 meeting)

      Function                                  Members
      --------                                  -------
      . Oversees the Company's ethics programs. Mortimer Caplin (Chairman)
                                                Melville Barlow
                                                Herbert Richey

                             Nominating Committee
                               (Held 1 meeting)

Function                                                          Members
--------                                                          -------
..Considers and recommends to the Board candidates for election to Jeffrey Steiner (Chairman)
 the Board of Directors by the shareholders.                      Eric Steiner
                                                                  Harold Harris

Directors Compensation

   Board members that are not salaried employees of the Company receive separate compensation for Board service. That compensation includes:

Annual Retainer: $20,000

Attendance Fees: $2,500 for each Board meeting.
                 $2,500 for each Audit Committee meeting.
                 $1,000 per meeting for all other Board Committee meetings.
                 Expenses related to attendance

Stock Options:   Under the 1996 Non-Employee Directors Stock Option Plan (the "1996 NED
                 Plan") each non-employee director is issued stock options for 30,000 shares at the time he or she is first elected as a director. Thereafter, each director is issued stock options for 1,000 shares on an annual basis (immediately after each Annual Meeting).

                 Under the 2000 Non-Employee Directors Stock Option Plan (the "2000 NED
                 Plan") each non-employee director was issued stock options for 7,500 shares
                 (52,500 shares in the aggregate) immediately after the 2000 Annual Meeting.

                 Under the 2001 Non-Employee Directors Stock Option Plan (the "2001 NED
                 Plan") immediately after the 2001 Annual Meeting the non-employee directors were issued stock options ranging from 2,000 to 30,000 per non-employee director. The aggregate number of stock options issued under the 2001 NED
                 Plan was 86,942.

Nominees for Next Year's Annual Meeting

   The Nominating Committee will consider written recommendations for nominees for next year's annual meeting, submitted prior to June 22, 2003, by shareholders to the Secretary of the Company. Biographical information and the written consent of the potential nominee must accompany the recommendation.

                     INFORMATION AS TO EXECUTIVE OFFICERS

   Set forth below is certain information about each executive officer of the Company who is not a director of the Company. All of the executive officers of the Company are elected by the Board to serve until the next annual meeting of the Board or until their successors are elected and qualified. Related party transactions between the Company and certain officers (or their immediate family members or affiliates) are set forth in this proxy statement under the heading "Certain Transactions."

   Michael T. Alcox, 54, has served as Senior Vice President since July 2000. Effective September 2001, Mr. Alcox began working on a reduced hours schedule, with other officers assuming some of his responsibilities. Mr. Alcox previously served as Vice President (from September 1996 to July 2000), as Senior Vice President and Chief Financial Officer (from December 1987 to September 1996, and July 2000 to January 2002), as Treasurer (from September 1990 to November
1991) and as a Director (from 1988 to 1999).

   John L. Flynn, 56, has served as Chief Financial Officer of the Company since January 2002, as Senior Vice President, Tax of the Company since September 1994 and as Vice President, Tax from August 1989 to September 1994.

   Donald E. Miller, 55, has served as Executive Vice President of the Company since September 1998, as General Counsel since January 1991 and as Corporate Secretary since January 1995. He served as Senior Vice President of the Company from January 1991 through September 1998.

   Warren D. Persavich, 49, has served as President of the Company's Distribution Division since April 1999, and as Senior Vice President and Chief Operating Officer of Banner Aerospace, Inc. since May 1998. Prior to that, he served as Senior Vice President and Chief Financial Officer of Banner Aerospace from June 1990 through May 1998, and as Vice President of Banner Aerospace from March 1990 through June 1990.

   Karen L. Schneckenburger, 53, has served as Vice President of the Company since September 1992 and as Treasurer of the Company since November 1991. Prior to that, she served as Director of Finance of Fairchild Industries from 1986 through 1989.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's directors and officers to file reports (on Forms 3, 4 and 5) with the Securities and Exchange Commission, disclosing their ownership, and changes in their ownership, of stock in the Company. Copies of these reports must also be furnished to the Company. Based solely on a review of these copies, the Company believes that during fiscal year 2002 all reports were filed on a timely basis.

                            EXECUTIVE COMPENSATION

                               Table:  Summary Compensation
                               --------------------------

                                                                           Long-Term
                                                                         Compensation
                                      Annual Compensation                   Awards
                            --------------------------------------- -----------------------
                                                                    Securities
                                                       Other Annual Underlying  All Other
         Name and           Fiscal  Salary    Bonus    Compensation  Options   Compensation
    Principal Position       Year   ($)(1)    ($)(1)       ($)         (#)       ($) (2)
    ------------------      ------ --------- --------- ------------ ---------- ------------
Jeffrey Steiner,             2002  2,375,002        --      --       250,000      34,743
Chairman & CEO(3)(4)         2001  2,500,005   266,300      --        45,000      39,843
                             2000  2,061,554 3,623,314      --            --      31,983

John Flynn,                  2002    336,425        --      --         6,668       9,776
CFO & Senior Vice            2001    300,019   125,000      --        15,000      14,562
President, Tax               2000    285,595   217,350      --            --       5,806

Donald Miller,               2002    423,826        --      --        16,668      12,691
Executive Vice President,    2001    375,003   125,000      --        15,000      19,626
General Counsel & Secretary  2000    352,675   449,656      --        25,000       8,231

Warren Persavich,            2002    222,019        --      --        13,140      10,601
President Distribution       2001    222,019   111,000      --        23,665      12,131
Division                     2000    224,042   337,978      --            --       4,812

Eric Steiner,                2002    725,005        --      --        42,888      10,965
President & COO              2001    725,005   217,500      --        20,000      28,405
                             2000    565,386   829,850      --        25,000       8,304

--------
(1) Bonuses shown in the table for 2000 include a bonus of Global Sources shares, with a market value in April 2000 (at the time the compensation was awarded) as follows: J. Steiner--30,000 shares ($479,100 market value); J. Flynn--5,000 shares ($79,850 market value); D. Miller--5,000 shares ($79,850 market value); E. Steiner--5,000 shares ($79,850 market value).

(2) Includes the following for fiscal 2002:

   (a) Company matching contributions under 401(k) savings plan, as follows:

                             J. Steiner      $  117
                             J. Flynn         1,077
                             D. Miller        1,726
                             W. Persavich     1,902

   (b) Income imputed for split-dollar life insurance coverage, as follows:

                              J. Steiner   $25,927

       New loans to executive officers relating to split dollar life insurance are no longer permitted as of July 30, 2002.

   (c) Imputed interest on loans to officers, as follows:

                             J. Steiner     $ 8,699
                             J. Flynn         8,699
                             D. Miller       10,965
                             W. Persavich     8,699
                             E. Steiner      10,965

       New loans to executive officers are no longer permitted as of July 30, 2002.

(3) During fiscal 2002, J. Steiner received $2,750,000 under our supplemental executive retirement plan and $200,000 under the supplemental executive retirement plan of Banner Aerospace in respect of vested benefits. Mr. Steiner also received $1,272,000 from our pension plan in fiscal 2002 in respect of vested benefits. None of these amounts are included in the table above.

(4) J. Steiner deferred 10% of his base salary beginning January 1, 2002.

                       Table:  Options Granted in Fiscal 2002
                       ------------------------------------

                               Individual Grants                Potential Realizable
                 ---------------------------------------------    Value at Assumed
                                 % of                           Rates of Stock Price
                 Securities Total Options                         Appreciation for
                 Underlying   Granted to   Exercise                 Option Term
                  Options     Employees     Price   Expiration ----------------------
      Name        Granted   in Fiscal 2002  ($/Sh)     Date    5% ($) (1) 10% ($) (1)
      ----       ---------- -------------- -------- ---------- ---------- -----------
Jeffrey Steiner  250,000(2)     53.4%       3.100    09/20/06   214,119     473,145
John Flynn         6,668(2)      1.4%       3.100    09/20/06     5,711      12,620
Donald Miller     16,668(2)      3.6%       3.100    09/20/06    14,276      31,546
Warren Persavich  13,140(2)      2.8%       3.100    09/20/06    11,254      24,869
Eric Steiner      42,888(2)      9.2%       3.100    09/20/06    36,732      81,169

--------
(1) The potential realizable value for each named executive officer reflects the increase in value of the shares granted, based on a beginning price equal to the stock option exercise price and assuming rates of stock value appreciation of 5% and 10%, respectively, over a period of five years. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised.

(2) These options were granted on 9/21/01; 25% are exercisable on 9/21/02; 50% are exercisable on 9/21/03; 75% are exercisable on 9/21/04; and 100% are exercisable on 9/21/05.


                         Table: Option Exercises and Year-End Value
                         ------------------------------------------

                                            Number of Securities      Value of Unexercised
                                           Underlying Unexercised         In-the-Money
                                                 Options at                Options at
                                                June 30, 2002             June 30, 2002
                 Shares Acquired  Value   ------------------------- -------------------------
                   on Exercise   Realized Exercisable Unexercisable Exercisable Unexercisable
      Name             (#)         ($)        (#)          (#)          ($)          ($)
      ----       --------------- -------- ----------- ------------- ----------- -------------
Jeffrey Steiner         0           0       472,997      290,000         0         12,500
John Flynn              0           0        21,250       20,418         0            333
Donald Miller           0           0        55,000       46,668         0            833
Warren Persavich        0           0       113,151       30,889         0            657
Eric Steiner            0           0       147,261       89,138         0          2,144

           EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL ARRANGEMENTS

   The following summarizes employment agreements and change of control agreements:

..  Employment Agreement between the Company and Jeffrey Steiner:

Term of the Agreement:                Five year term, extended annually by an additional 12 months unless either party gives timely notice not to extend the
                                      agreement.

Minimum Base Salary Under the
Agreement:
                                      As determined by the Compensation and Stock Option
                                      Committee.

Current Base Salary:
                                      $1,700,000 per year.

Payments in Event of Death:
                                      Estate to receive an amount equal to one year's base salary, plus bonuses for the fiscal year in which death occurred.

Payments in Event of Termination
Due to Disability:
                                      Fifty percent of base salary for two years, plus bonuses for the fiscal year in which disability occurred.

Payments in the event of a "change in
control" or "trigger event":
                                      2.99 times base salary and 2.99 times the preceding year's bonus subject to the right to defer such payment for up to two years. If payment is deferred, Mr. Steiner may elect to receive the payment at any time within such two year period,
                                      computed at the greater of the amount due at the time of the
                                      "change in control" or "trigger event" or the amount due at the date of Mr. Steiner's election to accept the payment.

..  Employment Agreement between Banner Aerospace (a Company Subsidiary) and
   Jeffrey Steiner:

Term of the Agreement:                Three year term, extended annually by an additional 12
                                      months unless either party gives timely notice not to extend the agreement.

Minimum Base Salary Under the
Agreement:
                                      Not less than $250,000 per year, and an annual bonus if
                                      certain performance targets are met.

Current Base Salary:
                                      $400,000 per year.

Payments in Event of Death:
                                      Estate to receive an amount equal to one year's base salary, plus bonuses for the fiscal year in which death occurred.

Payments in Event of Termination
Due to Disability:
                                      Fifty percent of base salary for two years, plus bonuses for the fiscal year in which disability occurred.

Payments in the event of a "change in
control":
                                      2.99 times base salary and 2.99 times the preceding year's bonus subject to the right to defer such payment for up to two years. If payment is deferred, Mr. Steiner may elect to receive the payment at any time within such two year period,
                                      computed at the greater of the amount due at the time of the
                                      "change in control" or "trigger event" or the amount due at the date of Mr. Steiner's election to accept the payment.

.. Service Agreement between Fairchild Switzerland, Inc. (Company Subsidiary) and Jeffrey Steiner:


Term of the Agreement:
                              Year to year.

Minimum Base Salary Under the
Agreement:
                              Greater of $400,000 or 680,000 Swiss Francs per year, but
                              not more than $400,000.

..  Employment Agreement between the Company and Eric Steiner:

Term of the Agreement:                Three year term, extended annually by an additional 12
                                      months unless either party gives timely notice not to extend the agreement.

Minimum Base Salary Under the
Agreement:
                                      $540,000 per year.

Current Base Salary:
                                      $725,000.

Payments in Event of Death:
                                      Same as the Company's highest compensated officer.
                                      Currently, Jeffrey Steiner is the highest compensated officer.
                                      (See death benefits described above under Jeffrey Steiner's employment agreement.)

Payments in Event of Termination
Due to Disability:
                                      Same as the Company's highest compensated officer.
                                      Currently, Jeffrey Steiner is the highest compensated officer.
                                      (See disability and termination benefits described above
                                      under Jeffrey Steiner's employment agreement.)

Payments in the event of a "change in
control":
                                      2.99 times base salary and 2.99 times the average annual
                                      bonus for the preceding five years.

..  Letter Agreements between the Company and each of the following officers:
   Donald Miller and John Flynn

Payments in the event of Termination
Without Cause:                        2 times then current annual base salary, plus 1 times current annual base salary in lieu of bonus.

Payments in the event of a "change in
control":
                                      2 times then current annual base salary, plus 1 times current annual base salary in lieu of bonus.

..  Employment Agreement between the Company and Warren Persavich:

Term of the Agreement:               Two year term, continuously extended unless either party
                                     gives 24 months notice not to extend the agreement.

Minimum Base Salary Under the
Agreement:
                                     $155,000 per year.

Current Base Salary:
                                     $222,000.

Minimum Annual Bonus Under the
Agreement:
                                     50% of base salary if certain performance goals are met.

Payments in Event of Death:
                                     Estate to receive payments accrued through the date of
                                     death, plus six months base salary and bonuses for the fiscal year in which employment is terminated.

Payments in the Event of Termination
Due to Disability:
                                     Base salary continued through the date of employment
                                     termination. Employee to receive bonuses for the fiscal year in which employment is terminated.

Payments in the Event of Termination
without Cause:
                                     Lump sum payment equal to salary through remainder of the
                                     term, plus severance bonus of 50% of base salary. In
                                     addition, employee to receive an extra bonus equal to the
                                     bonus that would have been earned for a period of two years after the termination date, reduced by the amount of the
                                     severance bonus.

                        PENSION AND RETIREMENT BENEFITS

   Fairchild Retirement Plan. The following table illustrates the amount of estimated annual fixed retirement benefits payable under the Fairchild Retirement Plan to an employee retiring in 2002, at age 65, at various salary levels (average of highest five consecutive years out of last ten years of service) and years of service. The Fairchild Retirement Plan defines salary as total compensation, subject to the Internal Revenue Service's limit on the amount of compensation that may be used to compute benefits under qualified pension plans. This limit is equal to $200,000 for 2002.

             Annual     10 Years   20 Years   30 Years   40 Years
             Salary    of Service of Service of Service of Service
             -------   ---------- ---------- ---------- ----------
             $25,000    $ 2,000    $ 4,000    $ 6,000    $ 7,313
              50,000      4,422      8,844     13,267     16,103
             100,000     10,422     20,844     31,267     37,728
             150,000     16,422     32,844     49,267     59,353
             200,000     22,422     44,844     67,267     80,978
             250,000     22,422     44,844     67,267     80,978

   For purposes of determining benefits under the Fairchild Retirement Plan, the following executive officers have years of credit and average salaries as follows:

                                    Average
                       Officer      Salary   Years of Credit
                       -------      -------- ---------------
                   Jeffrey Steiner  $172,000    12 years
                   John Flynn       $172,000    15 years
                   Donald Miller    $172,000    11 years
                   Warren Persavich $172,000    25 years
                   Eric Steiner     $172,000    11 years

   During fiscal 2002, Jeffrey Steiner received $1,272,000, representing a partial distribution of his vested benefit under our retirement plan.

   Supplemental Executive Retirement Plans. We have two supplemental executive retirement plans for key executives which provide additional retirement benefits based on final average earnings and years of service, as follows:

                                 Unfunded SERP               Funded SERP
                           -------------------------  --------------------------
Retirement Benefits        Provides a maximum         Same as the Unfunded SERP.
                           retirement benefit (in
                           the aggregate for both
                           Supplemental Executive
                           Retirement Plans) equal
                           to the difference between
                           (i) sixty percent (60%)
                           of the participant's
                           highest base salary for
                           five consecutive years of
                           the last ten years of
                           employment, and (ii) the
                           aggregate of other
                           pension benefits, profit
                           sharing benefits, stock
                           option benefits and
                           primary Social Security
                           payments to which the
                           participant is entitled.

Funding                    This is an unfunded        This plan is a funded
                           obligation of the          obligation of the
                           Company, not subject to    Company. Such funding
                           ERISA regulations. The     contributions are not
                           Company makes              assets available to the
                           discretionary              creditors of the Company.
                           contributions to a Rabbi
                           Trust to help meet its
                           obligations under this
                           plan, but the assets
                           under such trust are
                           subject to the claims of
                           the Company's creditors.

Pre-Retirement             Subject to the approval    At the participant's
Distributions              of the Compensation        request upon attainment
                           Committee, the plan        of Normal Retirement Age
                           permits participants who   as defined in the Plan.
                           are age 60 or over, to
                           elect to receive a lump
                           sum retirement advance on
                           an actuarially reduced
                           basis.

Participants               Executive Officers. All    Same as the unfunded plan.
                           persons named in the
                           Summary Compensation
                           Table are eligible for
                           participation, in this
                           plan.

Special Years of Service   Pursuant to a letter       None.
Accreditation              agreement with Mr.
                           Miller, for purposes of
                           determining years of
                           service with the Company
                           under the Supplemental
                           Executive Retirement
                           Plans, Mr. Miller may be
                           credited with two years
                           of service for each of
                           the first ten years he is
                           employed by the Company.

                           Pursuant to a letter       None.
                           agreement with Mr. Flynn,
                           for purposes of
                           determining years of
                           service with the Company
                           under the Supplemental
                           Executive Retirement
                           Plans, Mr. Flynn may be
                           credited with two years
                           of service for each of
                           the first ten years he is
                           employed by the Company.

   During fiscal 2002 Jeffrey Steiner received $2,950,000 from our two supplemental executive retirement plans representing a partial distribution of his vested benefit under such plans.

             REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE

   The following report does not constitute solicitation material and is not considered filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, unless we state otherwise.

   The Compensation and Stock Option Committee is composed of at least two nonemployee Directors. It has initial responsibility for all compensation actions affecting the Company's executive officers, including base salaries, bonus awards, stock option awards and the terms and conditions of their employment.

Compensation Philosophy

   The Committee's goals are to:

  .   Provide compensation competitive with other similar companies.

  .   Reward executives consistent with the performance of the Company.

  .   Recognize individual performance.

  .   Encourage executives to increase shareholder value.

Components of Executive Officer Compensation

   Cash Compensation (Base Salary and Annual Incentive Bonus)--The Company manages the total cash compensation to provide median levels of cash compensation at average levels of corporate, business unit, and individual performance. Cash compensation consists of two components: (i) a base salary that is competitive with that of other companies paying at the median level of the market, and (ii) an annual incentive opportunity that is variable and is reflective of the financial performance of the Company and/or the individual performance of the executive officer. When high levels of performance are achieved, the level of cash compensation may exceed the median of the market. Conversely, when the Company, business unit, or the individual falls short of the predetermined goals, the level of cash compensation may be substantially below the market median. The objective of this mix is to deliver total annual cash compensation competitive with compensation offered at other companies facing similar challenges for similar positions, while simultaneously linking the payment of the annual cash incentive to the achievement of specific objectives in the Company's annual operating plan as approved by the Board.

   Mix Between Salary and Annual Incentive Pay--The mix between salary and annual incentive pay is related to an executive's job grade. Executives at higher grade levels in the Company have a greater percentage of their total cash compensation contingent on the accomplishment of assigned business objectives, i.e. the higher the executive grade level, the greater the proportion of annual compensation that is "at risk." The award and size of the performance bonus are based upon: (i) the executive officer's performance against goals determined by the Company's Chief Executive Officer; and/or (ii) the performance of the executive officer's unit within the Company against that unit's goals; or (iii) the performance of the Company against Company goals. Goals vary from year to year and from unit to unit and, with regard to individual goals of executive officers, usually include both quantitative and qualitative factors.

   The Committee approved salary and annual incentive pay for the Company's named executive officers as set forth under the Summary Compensation Table of this Proxy Statement.

   Stock Option Grants--The Committee believes that stock option grants serve as a desirable long-term method of compensation because they closely ally the interests of management with the preservation and enhancement and realization of shareholder value and serve as an additional incentive to promote the success of the Company. In fiscal 2002, the Committee approved the grant of 331,864 stock options to the Company's executive officers and 135,958 stock options to other employees. Included in these grants were 329,364 stock options granted to the named executive officers. The CEO received 250,000 stock options.

   Total Compensation Program--The Committee believes that the total compensation program for executives of the Company (cash compensation, bonuses and stock option grants) is on a level with the compensation programs provided by other companies facing similar challenges. The Committee believes that any amounts paid under the annual incentive plan will be appropriately related to corporate and individual performance, yielding awards that are directly linked to the annual financial and operational results of the Company within the framework of the challenges faced.

Compensation of CEO

   Jeffrey Steiner has served as Chairman of the Board and Chief Executive Officer of the Company since 1985, and as President from July 1991 through September 1998. In fixing Mr. Steiner's salary and target bonus levels, as well as determining the size of stock options, if any, the Committee and the Board typically review the strategic direction and financial performance of the Company, including enterprise value, revenue and profit levels. In addition, the Committee reviews Mr. Steiner's performance as Chairman of the Board and Chief Executive Officer, his importance to the Company and his success in implementing its strategic goals both through his entrepreneurial actions and investment banking acumen.

   Mr. Steiner has developed and established initiatives aimed at improving the operating efficiency and financial performance of the Company. These include an increased focus of the Company's efforts to reduce debt.

   Base Compensation--Mr. Steiner's base compensation for fiscal 2002 was $1,700,000 pursuant to his employment agreement with the Company and $400,000, pursuant to his employment agreement with Banner Aerospace, plus $400,000 for services in Switzerland. Effective January 1, 2002, Mr. Steiner has agreed to defer 10% of his base salary.

   Incentive Compensation Performance Goals--The performance goals for and maximum amount of Mr. Steiner's incentive compensation (i.e., compensation beyond base salary) approved by the shareholders at the last Annual Meeting, were as follows:

    1. If the Company (including its consolidated subsidiaries) achieves pretax profits for fiscal 2002, the Chief Executive Officer may receive up to three percent (3%) of such pre-tax profits.

    2. If the Company engages in an extraordinary transaction (e.g. purchase or sale of assets not in the ordinary course, including, without limitation, through a public offering or private placement of securities) during fiscal 2002, the Chief Executive Officer may receive up to two and one-half percent (2 1/2%) of the total value of the transaction.

    3. Notwithstanding the foregoing, the payment of incentive compensation in connection with extraordinary transactions is restricted as follows:

       . There shall be no cash incentive compensation awards on acquisitions by the Company;

       . There shall be no incentive compensation awards in connection with the Company's issuance of any debt securities (bonds, credit agreements, etc.); and

       . There shall be no incentive compensation awards in connection with raising of equity through investment bankers.

   Incentive compensation for 2002 Transactions--The Committee determined that Mr. Steiner would receive no incentive compensation for fiscal 2002.

   Stock Option Compensation--In fiscal 2002, the Committee approved the grant of 250,000 stock options to Mr. Jeffrey Steiner under the Stock Option Plan.

Internal Revenue Code Section 162(m)

   The Committee has considered the impact of Section 162(m) Internal Revenue Code of 1986, as amended (the "Code"), which in certain circumstances disallows income tax deductions for compensation in excess of $1,000,000. This disallowance provision does not apply to performance-based compensation and certain other forms of compensation. The Committee currently intends to structure our incentive compensation awards to our Chief Executive Officer and other executive officers in a manner that complies with the Code's requirements for performance-based compensation to ensure that we are entitled to deduct such compensation. One of these requirements is that the shareholders approve the material terms of performance goals for such awards. To satisfy this requirement, the shareholders are being asked in this proxy statement to approve the material terms of certain performance goals for the following officers: the President and the Chief Executive Officer.

   Respectfully submitted by the members of the Compensation and Stock Option Committee of the Board of Directors:

                                          Daniel Lebard, Chairman

                                          Melville R. Barlow

                                          Harold J. Harris

                                          Herbert S. Richey

                         REPORT OF THE AUDIT COMMITTEE

   The following report does not constitute solicitation material and is not considered filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, unless we state otherwise.

   In accordance with a written charter adopted by the Company's Board of Directors, the Audit Committee of the Company's Board of Director's (the "Committee") assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the Company's financial reporting processes. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted audited standards and for issuing a report thereon.

   In this context, the Committee has reviewed, and has met with management and the independent auditors to discuss, the audited financial statements contained in the 2002 Annual Report on SEC Form 10-K.

   Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended, including the quality and acceptability of the Company's financial reporting process and controls.

   The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets regularly with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls and the overall quality of the Company's accounting principles.

   In addition, the Committee has discussed with the independent auditors the auditors' independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

   In performing all of these functions, the Committee acts only in an oversight capacity and necessarily relies on the work and assurances of the Company's management and independent auditors, which, in their report, express an opinion on the conformity of the Company's annual financial statements to generally accepted accounting principles.

   In reliance on the reviews and discussions noted above the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements of the Company for the year ended June 30, 2002 be included in the 2002 Annual Report on SEC Form 10-K for filing with the Securities and Exchange Commission.

   Respectfully submitted by the members of the Audit Committee of the Board of
Directors:

                                          Herbert S. Richey (Chairman)

                                          Melville R. Barlow

                                          Mortimer M. Caplin

                                          Steven L. Gerard

                                          Harold J. Harris

                            STOCK PERFORMANCE GRAPH

   The following stock performance graph does not constitute solicitation material and is not considered filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, unless we state otherwise.

COMPARISON TO S&P 600 SMALLCAP INDEX/S&P 600 SMALLCAP AEROSPACE/DEFENSE INDEX:

   The following graph compares the performance of the Company's Class A Stock with that of the S&P 600 Smallcap Index and the S&P Smallcap Aerospace/Defense index (consisting of five aerospace/defense manufacturers). The graph plots the growth in value of an initial $100 investment over the indicated five-year period with all dividends reinvested.



                                    [CHART]


        THE FAIRCHILD                       S & P SMALLCAP 600
         CORPORATION   S & P SMALLCAP 600    AEROSPACE/DEFENSE
        -------------  ------------------   ------------------
6/97       $100.00           $100.00             $100.00
6/98        112.15            119.46              141.28
6/99         70.83            121.47              110.86
6/00         27.08            138.94               61.62
6/01         38.94            154.39               87.27
6/02         17.50            174.93               99.54



                                 -----------------------------------------
                                          Cumulative Total Return
                                 -----------------------------------------
                                  6/97   6/98   6/99   6/00   6/01   6/02
     ---------------------------------------------------------------------
     FAIRCHILD CORPORATION       100.00 112.15  70.83  27.08  38.94  17.50
     ---------------------------------------------------------------------
     S & P SMALLCAP 600          100.00 119.46 121.47 138.94 154.39 174.93
     ---------------------------------------------------------------------
     S & P SMALLCAP 600
     AEROSPACE/DEFENSE COMPANIES 100.00 141.28 110.86  61.62  87.27  99.54
     ---------------------------------------------------------------------

                                STOCK OWNERSHIP

The following table shows the number of shares beneficially owned (as of August 31, 2002) by: each person who we know beneficially owns more than 5% of the common stock;

    .  each director;

    .  each executive officer named in the Summary Compensation Table; and

    .  the directors and executive officers as a group.

                                            Number of Shares   Percentage   Number of Shares   Percentage
                  Name                    of Class A Stock (1)  of Class  of Class B Stock (1)  of Class
                  ----                    -------------------- ---------- -------------------- ----------
Melville R. Barlow                                 6,875(2)        *                  --            --
Mortimer M. Caplin                               127,239(2)        *                  --            --
Dimensional Fund Advisors Inc.                 1,939,229(3)       8.60%               --            --
Robert E. Edwards                              1,026,595          4.55%               --            --
John L. Flynn                                     60,316(2)(4)       *                --            --
Gabelli Funds, LLC                             2,415,819(3)      10.72%               --            --
Steven L. Gerard                                  39,251(2)        *                  --            --
Harold J. Harris                                  87,105(2)(4)     *                  --            --
Daniel Lebard                                     22,231(2)        *                  --            --
Donald E. Miller                                 133,460(2)(4)     *                  --            --
Warren Persavich                                 155,925(2)        *
Herbert S. Richey                                 36,875(2)        *                  --            --
Eric I. Steiner                                  412,564(2)(4)    1.81%           15,000           *
Jeffrey J. Steiner                             6,796,979(2)(6)   26.49%        2,563,996(6)      97.81%
The Steiner Group LLC                          5,727,684(3)(5)   22.84%        2,533,996(5)      96.66%
All directors and executive officers as a
  group (14 persons)                           8,972,780(2)      34.31%        2,579,596         98.40%

--------
*Represents less than one percent.

Footnotes to Stock Ownership Chart:

(1) The Class A Stock Column includes shares of Class B Stock, which are immediately convertible into Class A Stock on a share-for-share basis. Options that are exercisable immediately or within sixty days after August 31, 2002 appear in the Class A Stock column.

(2) Includes exercisable stock options to purchase Class A Stock, as follows:
    M. Barlow, 6,875 shares; M. Caplin, 6,875 shares; J. Flynn, 29,167 shares;
    H. Harris, 6,875 shares; D. Lebard, 6,875 shares; D. Miller, 75,417 shares;
    H. Richey, 6,875 shares; S. Gerard, 20,451 shares; W. Persavich, 122,352 shares; E. Steiner, 187,983 shares; J. Steiner, 552,997 shares; Directors and Executive Officers as a group, 1,031,367 shares.

(3) Based on the following information:

   Dimensional Fund Advisors Inc., 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401. Information as of December 31, 2001 contained in a Schedule 13G/A filed on February 12, 2002 with the SEC by Dimensional Fund Advisors, Inc.

   Gabelli Funds, LLC, One Corporate Center, Rye, NY 10580-1434. Information contained in a Schedule 13D/A-10, filed on November 5, 2001 with the SEC by Gabelli Funds, Inc.

   The Steiner Group LLC, c/o Faust Rabbach Oppenheim LLP, 488 Madison Avenue, New York, NY 10022. Information contained in a Schedule 13D/A-23 filed on July 29, 2002 with the SEC by The Steiner Group LLC.

(4) Includes shares beneficially owned, as follows: H. Harris--27,268 shares of Class A Stock owned by the William H. Harris 401K and Private Profit-Sharing Plan and 7,500 shares held by his wife. D. Miller -- 300 shares of Class A Stock owned by Mr. Miller as custodian for his child; Mr. Miller disclaims any beneficial interest therein. E. Steiner--80,000 shares of Class A Stock held in The Steiner Children's Trust; 14,311 shares held in 401k Savings Plan; and 10,000 shares held in the E&P Steiner Family Investment LLC. J. Flynn -- 6,754 shares held in 401k Savings Plan.

(5) The Steiner Group LLC is a Delaware limited liability company. Jeffrey Steiner is its sole manager. The members are Jeffrey Steiner (with a 20% membership interest), and The Jeffrey Steiner Family Trust (with an 80% membership interest). The Jeffrey Steiner Family Trust is a trust created for the benefit of the issue of Jeffrey Steiner. The Steiner Group LLC holds 3,193,688 shares of Class A Stock and 2,533,996 shares of Class B Stock.

(6) Mr. Jeffrey Steiner, c/o The Fairchild Corporation, 45025 Aviation Drive, Suite 400, Dulles, VA 20166. Mr. Steiner is the sole manager of The Steiner Group LLC, and as such may be deemed to beneficially own the same shares of Class A Stock and Class B Stock owned directly or beneficially by The Steiner Group LLC, as discussed in footnote (5) to this table.

   Class A Stock shown in the table as owned by Mr. Steiner includes:
   (i) 5,727,684 shares owned by The Steiner Group LLC (see footnote (5));
   (ii) 442,754 shares owned of record by Mr. Steiner; (iii) exercisable stock options to purchase 552,997 shares of Class A Stock (see footnote (2));
   (iv) 38,500 shares of Class A Stock owned by Mr. Steiner as custodian for his children; (v) 30,000 shares of Class B Stock (convertible on a one-to-one basis to Class A Stock) owned by Mr. Steiner as custodian for his children; (vi) 2,400 shares of Class A Stock owned by the Jeffrey Steiner Family Foundation; and (vii) 2,644 shares of Class A Stock held in his 401k Savings Plan.

   Class B Stock shown in the table as owned by Mr. Jeffrey Steiner include:
   (i) 2,533,996 shares owned by The Steiner Group LLC (see footnote (5)); and
   (ii) 30,000 shares of Class B Stock owned by Mr. Steiner as custodian for his children.

   Mr. Steiner disclaims beneficial ownership of shares owned by The Steiner Group LLC, the Jeffrey Steiner Family Foundation, and shares owned by him as custodian for his children.

                             CERTAIN TRANSACTIONS

.. Pursuant to the Company's officer and director loan program, the Company has made loans to certain key employees and directors, to be used by such employees to purchase Fairchild Class A Common Stock. The amount of such loans to executive officers and directors in fiscal 2002, and the outstanding balance (as of June 30, 2002) of all loans to officers and directors under the stock purchase loan program, are as follows:

                                          Stock Purchase  Outstanding Balance
                                          Loans Made in  of all Stock Purchase
                                           Fiscal 2002    Loans as of 6/30/02
                                          -------------- ---------------------
  Mortimer Caplin........................       $0            $  105,971
  John Flynn.............................        0               174,678
  Steven Gerard..........................        0                99,377
  Harold Harris..........................        0               105,898
  Natalia Hercot (daughter of J. Steiner)        0               167,398
  Daniel Lebard..........................        0               105,898
  Donald Miller..........................        0               220,178
  Warren Persavich.......................        0               174,678
  Herbert Richey.........................        0               105,963
  Eric Steiner...........................        0               220,178
  Jeffrey Steiner........................        0               174,678
                                                --            ----------
  Total..................................        0            $1,654,896
                                                ==            ==========

   All such loans are non-interest bearing, have maturity dates ranging from 11/2 to 4 years, and become due and payable immediately upon the termination of employment (for senior management) or director affiliation (for a director).

   In addition, on November 16, 1999, Mr. Richey borrowed $46,000 from the Company to exercise stock options for Class A common stock. The loan matures on November 16, 2002 and bears interest at 5.5%. The loan balance was $53,000 at June 30, 2002.

   New loans to executive officers are no longer permitted as of July 30, 2002.

.. Eric Steiner (son of Jeffrey Steiner) is an executive officer of the Company. His compensation is set forth in the compensation table of the proxy statement. Natalia Hercot (daughter of Jeffrey Steiner) is a Vice President of the Company, for which she was compensated $155,000 in fiscal 2002. Thierry Steiner (son of Jeffrey Steiner) is an employee of the Company, for which he was compensated $105,000 in fiscal 2002.

..  On July 16, 2002, Jeffrey Steiner and Eric Steiner entered into a
   Non-Competition and Consulting Agreement with Alcoa Inc. pursuant to which:
   (1) Alcoa has agreed to pay Jeffrey Steiner and Eric Steiner fees totaling $5 million (in the aggregate) over a four-year period; and (2) Jeffrey Steiner and Eric Steiner have agreed to refrain from competing with Fairchild Fasteners, and to provide consulting services to Alcoa with respect to operations of Fairchild Fasteners. The agreement would be effective upon consummation of the sale of Fairchild Fasteners to Alcoa Inc. One-half of the fees will be paid in the first year as follows: (1) on the closing date, $800,000; (2) 90 days following the closing date, $700,000;
   (3) 180 days following the closing date, $400,000; (4) 270 days following the closing date, $300,000; and (5) one year following the closing date, $300,000. The remaining fees will be paid quarterly in arrears and will be $1.25 million, $750,000 and $500,000 per year with respect to each of the second, third and fourth years, respectively.

.. On July 16, 2002, Jeffrey Steiner and Eric Steiner, and certain entities and trusts affiliated with Jeffrey Steiner and Eric Steiner, entered into voting agreements with Alcoa Inc., by which they have agreed to vote all shares of The Fairchild Corporation Class A common stock and Class B common stock beneficially owned by them in favor of the Alcoa-Fairchild Fasteners acquisition agreement and the sale of Fairchild Fasteners, and against any proposals that are inconsistent with the sale of Fairchild Fasteners to Alcoa.

                                PROPOSAL NO. 2

                                  APPROVAL OF
                            A PERFORMANCE GOAL FOR
                          INCENTIVE COMPENSATION FOR
                                 THE PRESIDENT

   At the annual meeting, you will be asked to approve the material terms of a performance goal established by the Compensation and Stock Option Committee with respect to fiscal 2003 incentive compensation awards for the Company's President (Dr. Eric Steiner).

   Section 162(m) of the Internal Revenue Code disallows deductions for publicly-held corporations with respect to compensation in excess of $1,000,000 paid to certain executive officers. However, compensation payable solely on account of attainment of one or more performance goals is not subject to this deduction limitation if:

    . the performance goals are objective, pre-established and determined by a compensation committee comprised solely of two or more outside directors,

    . the material terms of the performance goals under which the compensation is to be paid are disclosed to the shareholders and approved by a majority vote, and

    . the compensation committee certifies that the performance goals and other material terms were in fact satisfied before the compensation is paid.

   The purpose of seeking shareholder approval of the President's incentive compensation award is to meet the requirements of Section 162(m). We recommend that you vote "FOR" this proposal.

   Vote Required. To be approved, this matter must receive the affirmative vote of a majority of the shares present (in person or by proxy) at the meeting and entitled to vote on such matter. Broker nonvotes will not be counted as present and shall not be entitled to vote on this proposal.

   Performance Goals. On September 20, 2002, the Company's Compensation and Stock Option Committee established a performance goal for the President's fiscal 2003 incentive compensation award and the maximum amount payable to the President if such goal is achieved. The performance goal and maximum amount payable for fiscal 2003 are as follows:

    1. If the Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) of The Fairchild Corporation in Fiscal 2003, as computed in the same manner as under the Company's Credit Agreement in effect as of July 1, 2002, is more or less than the Company's planned EBITDA ("Target EBITDA") as submitted to the Board of Directors of the Company on September 20, 2002, then the President may receive an incentive compensation award based on a percentage of aggregate base salary in accordance with the following table:

           Percentage of Target EBITDA      Percentage of Base Salary
           ---------------------------      -------------------------

           Less than 80%                                 0%
           80% or more, but less than 90%               35%
           90% or more, but less than 95%               50%
           95% or more, but less than 100%              65%
           100% or more, but less than 105%             80%
           105% or more, but less than 110%            100%
           110% or more                                125%

   The Compensation and Stock Option Committee retains the right to determine the actual amount of incentive compensation to be awarded to the President in fiscal 2003 based on his individual contribution, consistent with the foregoing goal and in an amount no greater than the maximum amount set forth above.

   Assuming the shareholders approve the material terms of the performance goal as described herein, the Company believes that any such incentive compensation award to the President will qualify as performance-based compensation that will be deductible from the Company's gross income for federal income tax purposes.

   The performance goals to be approved at the Annual Meeting of Shareholders are in addition to the performance goals being presented at the Special Meeting of Shareholders for approval of the sale of Fairchild Fasteners to Alcoa. All performance goals (the ones to be approved at the Annual Meeting and the ones to be approved at the Special Meeting) will be computed in such a manner as to avoid duplication.

                                PROPOSAL NO. 3

                                  APPROVAL OF
                            A PERFORMANCE GOAL FOR
                          INCENTIVE COMPENSATION FOR
                          THE CHIEF EXECUTIVE OFFICER

   At the annual meeting, you will be asked to approve the material terms of the performance goals established by the Compensation and Stock Option Committee with respect to fiscal 2003 incentive compensation awards for the Company's Chief Executive Officer (Mr. Jeffrey Steiner).

   Section 162(m) of the Internal Revenue Code disallows deductions for publicly-held corporations with respect to compensation in excess of $1,000,000 paid to certain executive officers. However, compensation payable solely on account of attainment of one or more performance goals is not subject to this deduction limitation if:

    . the performance goals are objective, pre-established and determined by a compensation committee comprised solely of two or more outside directors,

    . the material terms of the performance goals under which the compensation is to be paid are disclosed to the shareholders and approved by a majority vote, and

    . the compensation committee certifies that the performance goals and other material terms were in fact satisfied before the compensation is paid.

   The purpose of seeking shareholder approval of the Chief Executive Officer's incentive compensation award is to meet the requirements of Section 162(m). We recommend that you vote "FOR" this proposal.

   Vote Required. To be approved, this matter must receive the affirmative vote of a majority of the shares present (in person or by proxy) at the meeting and entitled to vote on such matter. Broker nonvotes will not be counted as present and shall not be entitled to vote on this proposal.

   Performance Goals. On September 20, 2002, the Company's Compensation and Stock Option Committee established a performance goal for the President's fiscal 2003 incentive compensation award and the maximum amount payable to the President if such goal is achieved. The performance goal and maximum amount payable for fiscal 2003 are as follows:

    1. If the Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) of The Fairchild Corporation in Fiscal 2003, as computed in the same manner as under the Company's Credit Agreement in effect as of July 1, 2002, is more or less than the Company's EBITDA ("Target EBITDA") as submitted to the Board of Directors of the Company on September 20, 2002, then the Chief Executive Officer may receive an incentive compensation award based on a percentage of aggregate base salary in accordance with the following table:

           Percentage of Target EBITDA      Percentage of Base Salary
           ---------------------------      -------------------------

           Less than 80%                                 0%
           80% or more, but less than 90%               35%
           90% or more, but less than 95%               50%
           95% or more, but less than 100%              75%
           100% or more, but less than 105%            110%
           105% or more, but less than 110%            130%
           110% or more                                175%

   The Compensation and Stock Option Committee retains the right to determine the actual amount of incentive compensation to be awarded to the Chief Executive Officer in fiscal 2003 based on his individual contribution, consistent with the foregoing goals and in an amount no greater than the maximum amounts set forth above.

   Assuming the shareholders approve the material terms of the performance goals as described herein, the Company believes that any such incentive compensation award to the Chief Executive Officer will qualify as performance-based compensation that will be deductible from the Company's gross income for federal income tax purposes.

   The performance goals to be approved at the Annual Meeting of Shareholders are in addition to the performance goals being presented at the Special Meeting of Shareholders for approval of the sale of Fairchild Fasteners to Alcoa. All performance goals (the ones to be approved at the Annual Meeting and the ones to be approved at the Special Meeting) will be computed in such a manner as to avoid duplication.

                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

   On May 9, 2002, upon the recommendation of the Audit Committee, the Board of Directors dismissed Arthur Andersen LLP as the Company's independent auditors and appointed Ernst & Young LLP to serve as The Fairchild Corporation's independent auditors for the fiscal year ending June 30, 2002. Arthur Andersen's reports on The Fairchild Corporation's consolidated financial statements for each of the past two fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles. This was reported by the Company on a Form 8-K filed with the Securities and Exchange Commission on May 14, 2002. During each of the Company's two most recent fiscal years and through the date of the Form 8-K report (May 14, 2002), there were: (i) no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on our consolidated financial statements for such years; and (ii) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K. The Company provided Arthur Andersen with a copy of the foregoing disclosures. A copy of Arthur Andersen's letter, dated May 13, 2002, stating its agreement with such statements, was attached as Exhibit 16 to the Form 8-K report filed on May 14, 2002. During each of the Company's two most recent fiscal years and through the date of Form 8-K report (May 14, 2002), The Fairchild Corporation did not consult Ernst & Young with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

   Ernst & Young LLP has served as the Company's independent auditor since May, 2002. Prior to that, the Company's independent auditors were Arthur Andersen LLP. No change is contemplated. Representatives of Ernst & Young LLP will be available at the annual meeting to make a statement, if they so desire, and to respond to appropriate questions. Representatives of Arhtur Andersen LLP are not expected to be available at the annual meeting.

Audit Fees

   The aggregate fees billed by Ernst & Young LLP, for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended June 30, 2002 was $370,000. The aggregate fees billed by Arthur Andersen LLP for the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q for the periods ended September 30, 2001, December 30, 2001 and March 31, 2002 were $52,500. More than 50% of the Fiscal 2002 audit work was performed by full-time employees of Ernst & Young LLP.

Financial Information Systems Design and Implementation Fees

   For the fiscal year ended June 30, 2002, there were no fees billed by either Ernst & Young LLP or Arthur Andersen LLP for professional services relating to information technology or financial information systems design and implementation.

All Other Fees

   The aggregate fees billed by Ernst & Young LLP and Arthur Andersen LLP, for services rendered to the Company for the fiscal year ended June 30, 2002, other than for services described above under "Audit Fees," were (respectively) $350,900 and $64,300. The fees paid to Ernst & Young LLP were for serves provided prior to being appointed as the Company's independent auditor on May 9, 2002.

   The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.

                             SHAREHOLDER PROPOSALS

   If you want to include a shareholder proposal in the proxy statement for the 2003 annual meeting, it must be delivered to the Company before June 22, 2003.

   If you want to submit a shareholder proposal for the 2003 annual meeting but you do not require that such proposal be included in the Company's proxy materials, you must notify the Company of such proposal before September 10, 2003. If such notice is not received by September 10, 2003, the proposal shall be considered untimely and shall not be presented at the 2003 annual meeting.

   All shareholder proposals must conform to the requirements set forth in Regulation 14A under the Securities Exchange Act of 1934, and should be submitted to the Company's headquarters, 45025 Aviation Drive, Suite 400, Dulles, VA 20166-7516, Attention: Secretary.

                                 ANNUAL REPORT

   The Company's Annual Report to Shareholders for the fiscal year ended June 30, 2002, was mailed to shareholders with or prior to mailing of this proxy statement. The Company will provide free of charge to any shareholder as of the record date who so requests in writing, a copy of the Company's annual report on Form 10-K for fiscal 2002. Requests for such copies should be directed to Donald E. Miller, Executive Vice President & Secretary, The Fairchild Corporation, 45025 Aviation Drive, Suite 400, Dulles, VA 20166-7516.

                                          By Order of the Board of Directors

                                          /s/ Donald E. Miller
                                          Donald E. Miller
                                          Executive Vice President & Secretary

                                                                     APPENDIX 1

                        CHARTER OF THE AUDIT COMMITTEE
              Adopted by Board of Directors on February 17, 2000
                 Amended by Board of Directors on May 10, 2001

1.  General (Structure, Process, and Membership Requirements).

   (a) Membership. The Fairchild Corporation (the "Corporation") shall have an audit committee (the "Audit Committee") comprised of at least three members ("Members") of the Corporation's Board of Directors. Each Member of the Audit Committee shall be independent of the Corporation's management and shall be free from any relationship that would interfere with the exercise of judgment independent of the Corporation's management.

   Members of the Audit Committee shall meet the following criteria:

      (i) Independence of Audit Committee Members: Each Member must be independent. "Independent" is defined as having no relationship with the Corporation that may interfere with the Member's exercise of his independence from management of the Corporation.

     (ii) Financial Literacy: Each Member must be financially literate (as interpreted by the Corporation's Board of Directors in its business judgment).

    (iii) Accounting or Related Financial Management Expertise: At least one Member of the Audit Committee must have accounting or related financial management expertise (as interpreted by the Corporation's Board of Directors in its business judgment).

     (iv) No Employment of Audit Committee Members: Neither the Member nor anyone in his immediate family may be an officer or employee of the Corporation (or any of its affiliates) or have been an officer or employee of the Corporation (or any of its affiliates) in the last three years.

      (v) No Business Relationship Between Audit Committee Members and the
          Corporation: If a Member (or any organization in which such Member is a partner, controlling shareholder or executive officer) has (or in the last three years, has had) a business relationship with the Corporation (including a commercial, industrial, banking, consulting, legal, accounting, or other relationship), the Board of Directors must specifically determine that (in the Board of Directors' business judgment) such business relationship does not interfere with the Member's exercise of his independent judgment. In making this determination, the Board shall consider, among other things, the materiality of the relation to the Corporation, to the Member, and, if applicable, to the organization with which the director is affiliated.

     (vi) No Cross Compensation Links: If any executive officer of the Corporation is a member of the audit committee of another organization, then no executive officer of such other organization may serve as a Member of the Corporation's Audit Committee.

   (b) Purpose. The purpose of the Audit Committee shall be to assist the Corporation's Board of Directors in discharging its responsibilities with respect to (i) the Corporation's internal accounting, auditing, and financial reporting controls, policies, procedures, and practices (collectively, "Internal Controls"), and (ii) the Corporation's outside auditors.

   (c) Appointment and Term. The Chairman and each other Member of the Audit Committee shall be appointed by the Corporation's Board of Directors to serve a term of one year or until their successors have been duly appointed and assume office.

   (d) Committee Meetings. The Audit Committee shall hold at least four regular meetings each year, and such additional meetings as the Chairman or a majority of the Members of the Audit Committee may deem necessary or advisable. The Audit Committee may require the presence and participation of any officer or employee of the Corporation, the Corporation's internal auditors, or the Corporation's outside auditors at any meeting of the Audit Committee.

   (e) Minutes. The Audit Committee shall prepare and approve minutes of its meetings, and such minutes shall be submitted to the Corporation's Board of Directors for review and to the Corporation's Secretary for inclusion in the Corporation's minute books.

   (f) Reports of Actions. The Audit Committee shall promptly report all actions it has taken to the Corporation's Board of Directors for ratification.

2. Responsibilities of the Audit Committee (Scope of Audit Committee's Responsibilities and How It Carries Out These Responsibilities).

   (a) Internal Controls. The Audit Committee shall review the actions taken by the Corporation's management to ensure that the Corporation adopts, maintains and adheres to a system of internal controls that provides reasonable assurances that (1) all transactions of the Corporation are properly authorized and are reflected in the books and records of the Corporation, (2) the risk of financial misconduct is minimized and any such misconduct is promptly detected and reported, (3) the Corporation is able to prepare and publish financial statements that are fairly presented, have been prepared in accordance with generally accepted accounting principles, and comply with all Securities and Exchange Commission ("SEC"), New York Stock Exchange ("NYSE"), and Financial Accounting Standards Board ("FASB") requirements, and (4) the internal and external audits of the Corporation are adequate and comply with all SEC, NYSE, and FASB requirements. The Audit Committee shall review with the Corporation's Chief Financial Officer and outside auditors at least annually the adequacy and effectiveness of the Corporation's internal controls.

   (b) Financial Statements. The Audit Committee shall review the Corporation's published financial statements, including without limitation (1) any unusual or non-recurring items therein, (2) the accounting principles applied therein, (3) any changes in previously applied accounting principles, and (4) management's report accompanying the Corporation's annual financial statements included in the Corporation's Annual Report to Shareholders.

   (c) Internal Audit. The Audit Committee shall review (1) the Corporation's internal audit plans with management and the Corporation's outside auditors (which review shall be conducted at least annually), (2) management's appointment, replacement, reassignment, or dismissal of the Corporation's internal auditors, (3) the progress and key findings of the Corporation's internal audits, (4) the compensation paid by the Corporation to its internal auditors for all services rendered (which review shall be conducted at least annually), (5) all reports, criticisms, problems, issues, recommendations, or other matters submitted or raised by the Corporation's internal auditors, and management's responses, actions, and follow-up with respect thereto, and
       (6) all disagreements between management and the Corporation's internal auditors.

   (d) Independent Outside Auditors.  The Audit Committee shall annually review
       (1) management's recommendation with respect to the selection of the Corporation's outside auditors, and provide to the Corporation's Board of Directors a recommendation with respect to such selection, (2) the scope of the Corporation's annual examination and audit with the Corporation's outside auditors, (3) management's evaluation of the independence of the

       Corporation's outside auditors, (4) the letter from the Corporation's outside auditors with respect to their independence from the Corporation's management and their unrestricted access to the Audit Committee, (5) the report from the Corporation's outside auditors with respect to the services that they have provided to the Corporation and other related matters (including the percentage hours worked on the Corporation's audit engagement by persons other than the outside auditors' full time employees), (6) the compensation paid by the Corporation to its outside auditors for all services rendered, (7) all reports, criticisms, problems, issues, recommendations, or other matters submitted or raised by the Corporation's outside auditors, and management's responses, actions, and follow-up with respect thereto, and
       (8) all disagreements between management and the Corporation's outside auditors.

       The outside auditors of the Corporation are ultimately accountable to the Board of Directors and the Audit Committee. The Audit Committee and the Board of Directors have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditors (or to nominate the outside auditors to be proposed for shareholder approval in any proxy statement).

   The Audit Committee is responsible for:

      (i) Obtaining annually from the Corporation's outside auditors a formal written statement to the Audit Committee delineating (A) all relationships between the auditors and the Corporation and its officers, directors, and substantial shareholders, and (B) all services furnished by the auditors to the Corporation and its officers, directors, and substantial shareholders, in each case during the audit and engagement period and bearing upon the auditors' independence for purposes of SEC and Independence Standards Board ("ISB") requirements and rules;

     (ii) Actively engaging in a dialogue with the outside auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditors;

    (iii) Recommending that the Board of Directors take appropriate action in response to the outside auditors' report to satisfy itself of the outside auditors' independence;

     (iv) Reviewing copies of annual disclosure statements from the Corporation's officers, directors, ten percent (10%) or more shareholders, employees employed by us in an accounting or financial oversight role, and, if relevant, employees known formerly to have been partners, principals, shareholders, or professional employees of the Corporation's outside auditors or known to be close family relatives of such persons (or the relevant portions of such statements) regarding any relationships between the auditors and the Corporation or its officers, directors, ten percent (10%) or more shareholders, or such employees and any services furnished by the Corporation's outside auditors to the Corporation or its officers, directors, or ten percent (10%) or more shareholders bearing upon the auditors' independence from the Corporation for purposes of SEC and ISB requirements and rules; and

      (v) Actively engaging in a dialogue with the Corporation's officers, directors, ten percent (10%) or more shareholders, employees employed by the Corporation in an accounting or financial oversight role, and, if relevant, employees formerly partners, principals, shareholders, or professional employees of the Corporation's outside auditors with respect to any relationships or services disclosed by them or the Corporation's outside auditors that may impact on the objectivity and independence of the Corporation's outside auditors.

   (e) Second Opinions. The Audit Committee shall review decisions by management to obtain second opinions on significant accounting issues and any actions taken by management in reliance on such opinions.

   (f) Meetings. The Audit Committee shall meet at least annually with (1) appropriate officers and employees of the Corporation to discuss tax matters affecting the Corporation, and (2) in-house counsel to discuss legal matters affecting the Corporation.

3. Annual Consultation with Outside Auditors. In order to ensure that the Audit Committee receives all the information necessary to carry out its responsibilities, the Audit Committee shall request, at least annually, confirmation from the Corporation's outside auditors that they have informed the Audit Committee as to (a) the initial selection of and changes in significant accounting policies and their application, (b) the process used in formulating sensitive accounting estimates, (c) adjustments proposed by the auditor but not recorded by the Corporation that could cause future financial statements to be materially misstated, (d) disagreements with management and whether or not they have been satisfactorily resolved, (e) cases when management consulted with other accountants about auditing and accounting matters, (f) difficulties encountered in performing the annual audit, and (g) any other significant internal control or financial reporting matter.

4. Preparation of Annual Financial Statements. Each year, prior to releasing the Corporation's audited financial statements, the Audit Committee shall take the following actions:

   (a) The Audit Committee shall review and discuss the audited financial statements with management;

   (b) The Audit Committee shall discuss with the Corporation's outside auditors the matters required to be discussed by SAS 61, as may be modified or supplemented;

   (c) The Audit Committee shall receive and review the written disclosures and the letter from the Corporation's outside auditors required by ISB Standard No. 1, as may be modified or supplemented, and the reports and statements it is to obtain pursuant to Section 2(d) above, and shall discuss the auditors' independence with the auditors and the Corporation's officers, directors, ten percent (10%) or more shareholders, and relevant employees;

   (d) Based on the review and discussions referred to in sub-paragraphs (a) through (c) above, the Audit Committee shall determine (and shall report in the Corporation's Annual Proxy Statement) if it recommends to the Board of Directors that the financial statements be included in the Annual Report on Form 10-K. In connection therewith, the Audit Committee shall consider whether any non-audit services rendered by the Corporation's outside auditors to the Corporation during the audit or engagement period are consistent with the auditors' independence from the Corporation and shall report the fact of such consideration in the Corporation's Annual Proxy Statement;

   (e) Each Member of the Audit Committee shall provide such information as may be reasonably requested by the Corporation in order to enable the Board to review whether the Members of the Audit Committee are independent, as defined in NYSE listing standards and Section 1 hereof;

   (f) The Audit Committee shall review its own compliance with the policies and procedures of this Charter, including, without limitation, compliance with the following Sections:

       Section 2(a) (review with the Corporation's Chief Financial Officer and outside auditors the adequacy and effectiveness of the Corporation's internal controls);

       Section 2(b) (review the Corporation's financial statements);

       Section 2(c) (review with the Corporation's management and outside auditors the Corporation's internal audit plans);

       Section 2(d) (review the recommendation and selection of the Corporation's outside auditors; determine that the outside auditors are independent);

       Section 2(e) (review any decisions by the Corporation's management to obtain second opinions on significant accounting issues);

       Section 2(f) (meet with the Corporation's officers and employees to discuss tax and legal matters); and

      Section 3 (annual consultation with the Corporation's outside auditors).

   (g) The Corporation shall provide to the NYSE written confirmation regarding:

      (i) The Board's annual determination regarding the independence of Members of the Audit Committee;

     (ii) The financial literacy of the Audit Committee Members;

    (iii) The determination that at least one Audit Committee Member has accounting or related financial management expertise; and

     (iv) The Audit Committee's annual review and reassessment of the adequacy of this Charter.

5. Compliance with NYSE Requirements. Sections 1(a), 2(d), and 4(g) of this Charter are intended to comply with Rules 303.01 and 303.02 of the NYSE Listed Company Manual (as last modified on 12/20/99). In the event of any amendments to such Rules, the Board shall consider parallel amendments to this Charter.

   This Charter was approved by the Corporation's Board of Directors on February 17, 2000. It was amended by the Corporation's Board of Directors on May 10, 2001.

                            The Fairchild Corporation

         This proxy is solicited on behalf of the Board of Directors of The Fairchild Corporation.

         The undersigned hereby appoints Jeffrey J. Steiner, John L. Flynn and Donald E. Miller as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Class A Common Stock, par value $.10 per share, and Class B Common Stock, par value $.10 per share, of The Fairchild Corporation held of record by the undersigned on October 1, 2002, at the Annual Meeting of Stockholders ("Annual Meeting") to be held on Thursday, November 21, 2002, at 10:00 a.m. (local time) and at any adjournments or postponements thereof. If no direction is made, this proxy will be voted for all listed nominees and FOR approval of all proposals.

         If the undersigned is a participant in the Savings Plan for Employees of The Fairchild Corporation ("Savings Plan"), then the undersigned hereby directs the trustee of the Savings Plan, Putnam Investments, (the "Trustee") to vote or cause to be voted at the Annual Meeting and at any adjournments thereof, all shares of Class A Common Stock which are held by the Trustee in the undersigned's Savings Plan account and which the undersigned is entitled to vote at such meeting as follows: The shares represented by this proxy will be voted as directed by the undersigned. If no direction is given by 10:00 a.m. (EST) November 14, 2002, the Trustee will vote the Savings Plan shares represented by this proxy in the same percentage as shares held by participants for which the Trustee has received timely voting instructions. The Trustee will hold the undersigned's voting directions in strict confidence.

"Please Mark Inside Boxes so that Data Processing Equipment Will Record Your
 Votes."

          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY.

                (Continued and to be signed on the reverse side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL LISTED NOMINEES, AND FOR APPROVAL OF ALL PROPOSALS, EXCEPT THAT, WITH RESPECT TO SAVINGS PLAN SHARES, IF NO DIRECTION IS MADE, THE TRUSTEE WILL VOTE THE SHARES REPRESENTED BY THIS PROXY IN THE SAME PROPORTION AS THE SHARES PROPERLY VOTED BY OTHER SAVINGS PLAN PARTICIPANTS.

1.  ELECTION OF DIRECTORS
    / / FOR all listed nominees                 / / WITHHELD for all.
    (except as marked to the contrary
    below).

Melville R. Barlow, Mortimer M. Caplin, Robert E. Edwards, Steven L. Gerard, Harold J. Harris, Daniel Lebard, Herbert S. Richey, Eric I. Steiner, and Jeffrey J. Steiner.

(INSTRUCTION:    To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

----------------------------
2.  TO APPROVE A PERFORMANCE GOAL FOR INCENTIVE COMPENSATION FOR THE  PRESIDENT:
    / / FOR                    / / AGAINST                        / / ABSTAIN


3. TO APPROVE A PERFORMANCE GOAL FOR INCENTIVE COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER:
    / / FOR                    / / AGAINST                        / / ABSTAIN


4.  IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON
    SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

                                   Please sign exactly as name(s) appear hereon. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give full title as such.

                                   Date


                                                  Signature(s)